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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): July 20, 2000


                          ENTERCOM COMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)


        PENNSYLVANIA              001-14461              23-1701044
       (State or Other           (Commission           (IRS Employer
       Jurisdiction of           File Number)       Identification No.)
       Incorporation)



       401 City Avenue, Suite 409, Bala Cynwyd, Pennsylvania      19004
       (Address of Principal Executive Offices)              (Zip Code)


       Registrant's telephone number, including area code: (610) 660-5610



          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 2.  ACQUISITION OF ASSETS.

         On July 20, 2000, Entercom Communications Corp., a Pennsylvania corporation ("Entercom") announced the completion of its previously announced acquisition of four radio stations in the Kansas City radio market (KCFX-FM, KCIY-FM, KQRC-FM and KXTR-FM) from Sinclair Broadcast Group, Inc. for $126.6 million (the "Sinclair Kansas City Acquisition") and the simultaneous sale of three radio stations in the Kansas City radio market (KCFX-FM, KCMO-AM and KCMO-FM) to Susquehanna Radio Corp. for $113.0 million (the "Susquehanna Sale"). Entercom has previously announced that regulatory requirements would require it to divest three radio stations in the Kansas City radio market, where it already owned seven stations prior to the Sinclair Kansas City Acquisition.

         The purchase price of $126.6 million paid by Entercom was determined through arm's length negotiations between unrelated parties and was financed through borrowings under Entercom's senior credit agreement with a syndicate of banks, including Banc of America, N.A. and Key Corporate Capital Inc. and through the proceeds of the Susquehanna Sale.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements

                  Financial Statements are not required pursuant to Rule 3-05(b) of Regulation S-X of the Securities Act of 1933, as amended.

         (b)      Pro Forma Financial Information

                  Pro Forma financial information is not required pursuant to Rule 11-01 of Regulation S-X of the Securities Act of 1933, as amended.


         (c)      Exhibits

                  2.07 Asset Purchase Agreement, dated as of May 11, 2000, among Entercom, Entercom Kansas City, LLC, Entercom Kansas City License, LLC and Susquehanna Radio Corp. (See table of contents for list of omitted schedules and exhibits, which Entercom hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request.*

                  99.1     Press Release (1)





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 *  Previously filed.

(1) Filed herewith.
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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ENTERCOM COMMUNICATIONS CORP.



Date: August 3, 2000                     By: /s/ David J. Field
                                              ---------------------------------
                                                  David J. Field, President and
                                                  Chief Operating Officer